Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS SECOND QUARTER RESULTS

HOPKINSVILLE, Ky. (July 26, 2012) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank (the “Bank”), today reported results for the three and six month periods ended June 30, 2012. For the three month period ended June 30, 2012, the Company’s net income available to common shareholders was $903,000, or $0.12 per share, basic and diluted, compared to net income available to common shareholders of $550,000, or $0.07 per share basic and diluted, for the three month period ended June 30, 2011. For the six month period ended June 30, 2012, the Company’s net income available to common shareholders was $1.4 million, or $0.18 per share, basic and diluted, compared to a net loss attributable to common shareholders of $1.5 million, or ($0.21) per share basic and diluted, for the six month period ended June 30, 2011.

Commenting on the second quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s operating results improved modestly during the three month period ended June 30, 2012, as compared to the three months period ended March 31, 2012, and June 30, 2011, due to an increase in gains on the sales of securities and lower provision for loan loss expenses. Slight improvements in our local economy are tempered by drought concerns for our area farmers. At June 30, 2012, the Company had $90.1 million in loans classified as substandard and $297,000 in loans classified as doubtful as compared to $47.5 million classified as substandard and $1.7 million classified as doubtful at December 31, 2012. The Company’s main focus for the second half of 2012 will be to reduce its level of adversely classified assets.”

Mr. Peck concluded, “The Company continues to improve its deposit mix as we reduce our level of time deposit funding. At June 30, 2012, time deposits account for 62.0% of total deposits, compared to 68.1% at June 30, 2011. Total brokered deposits are $51.2 million, or 6.51% of deposits, compared to $80.0 million at June 30, 2011. In the second half of 2012, the Company will experience an increase in the amount of liabilities that mature, offering the opportunity to further reduce our interest expense.”

Financial Highlights

•

The Company and Bank’s capital ratios continue to strengthen. At June 30, 2012, the Company’s tangible book value was $13.60 and our tangible common equity ratio is 10.14%. The Bank’s tier 1 capital and total risk based capital ratios at June 30, 2012, are 10.47% and 19.12%, respectively. The Company’s tier 1 capital and total risk based capital ratios are 11.89% and 21.77%, respectively.

•

At June 30, 2012, the Company’s and Bank’s net classified asset to risk based capital ratios were 76.1% and 87.6%, respectively. At December 31, 2011, these ratios were 43.0% for the Company and 49.9% for the Bank. As compared to March 31, 2012, total classified assets increased by $8.8 million. The increase in classified assets consisted of a $5.0 million increase in loans secured by farmland, a $3.2 million increase in land development loans, a $2.4 million increase in multi-family loans and a $1.7 million increase in commercial real estate loans.

•

At June 30, 2012, the Company’s allowance for loan loss totaled $10.6 million, or 1.92% of total loans and 87.23% of non-accrual loans. In the six month period ended June 30, 2012, the Company’s net charge offs totaled $2.2 million, or an annualized rate of 0.79% of average loans.

•

For the three month period ended June 30, 2012, the Company’s net interest margin was 2.87%, as compared to 3.06% for the three month period ended June 30, 2011, and 2.97% for the three month period ended March 31, 2012. The Company’s net interest margin continues to decline as outstanding loan balances decline and higher yielding investments continued to be called.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

Asset Quality

At June 30, 2012, the Company’s level of non-accrual loans totaled $12.1 million, as compared to $6.1 million at December 31, 2011. The increase in non-accrual loans is largely the result of two land development loans totaling $3.2 million and three non-residential real estate loans totaling $3.6 million being placed into non-accrual status.

A summary of non-accrual loans at June 30, 2012, and December 31, 2011, is as follows:

	6/30/2012	12/31/2011
	(Dollars in Thousands)

One-to-four family first mortgages	2,577	2,074
Home equity lines of credit	91	134
Junior liens	104	101
Multi-family	190	—
Construction	—	—
Land	4,290	1,330
Non-residential real estate	4,000	2,231
Farmland	727	—
Consumer loans	16	9
Commercial loans	121	254

Total non-accrual loans	12,116	6,133

A summary of the level of classified loans at June 30, 2012, is as follows:

		Special	Impaired Loans			Specific Reserve for	Reserve for Performing
June 30, 2012	Pass	Mention	Substandard	Doubful	Total	Impairment	Loans
	(Dollars in Thousands)
One-to-four family mortgages	156,113	2,251	9,253	—	167,617	698	1,738
Home equity line of credit	35,480	1,542	1,072	91	38,185	37	348
Junior liens	4,624	453	485	—	5,562	—	47
Multi-family	19,610	4,719	8,276	—	32,605	666	494
Construction	11,298	—	3,974	—	15,272	—	138
Land	13,714	7,764	28,425	—	49,903	1,205	842
Non-residential real estate	137,110	2,895	31,321	206	171,532	853	2,501
Consumer loans	14,151	28	225	—	14,404	57	234
Commercial loans	46,262	2,306	7,040	—	55,608	215	495

Total	438,362	21,958	90,071	297	550,688	3,731	6,837

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

At June 30, 2012, non-accrual loans plus other real estate owned totaled $13.5 million, or 1.31% of total assets, as compared to $8.4 million, or 0.81% of total assets, at December 31, 2011. The Company’s level of other real estate owned has declined from $2.3 million at December 31, 2011, to $1.3 million at June 30, 2012.

A summary of the activity in other real estate owned for the six month period ended June 30, 2012, is as follows:

		Activity During 2012
	Balance 12/31/2011	Foreclosures	Sales	Reduction in Values	Gain (Loss) on Sales	Balance 6/30/2012
	(Dollars in Thousands)

One-to-four family mortgages	480	451	(134)	(104)	14	707
Multi-family	905	—	(875)	—	(30)	—
Construction	465	—	(235)	—	(14)	216
Land	248	383	(141)	(46)	(19)	425
Non-residential real estate	160	—	(140)	(20)	—	—
Consumer assets	9	—	(9)	—	—	—

Total	2,267	834	(1,534)	(170)	(49)	1,348

At June 30, 2012, the Company’s level of loans classified as substandard and doubtful were $94.7 million and $300,000, respectively, as compared to $47.5 million and $1.7 million, respectively, at December 31, 2011. The Company’s specific reserve for impaired loans was $3.7 million at June 30, 2012, and $4.1 million at December 31, 2011, respectively.

At June 30, 2012, the Company’s level of performing Troubled Debt Restructurings (“TDRs”) was $9.6 million, as compared to $6.2 million at December 31, 2011. A summary of the activity in loans classified as TDRs for the six month period ended June 30, 2012, is as follows:

	Balance at December 31, 2011	New TDR	Loss or Foreclosure	Removed due to performance	Balance at June 30, 2012
			(Dollars in Thousands)
One-to-four family mortgages	1,111	100	—	705	506
Home equity line of credit	—	244	—	37	207
Junior Lien	757	—	—	757	—
Multi-family	—	239	—	1	238
Construction	—	—	—	—	—
Land	941	4,850	7	934	4,850
Farmland	—	956	—	—	956
Non-residential real estate	3,366	—	253	589	2,524
Consumer loans	32	75	—	97	10
Commercial loans	20	931	—	570	381

Total TDR	6,227	7,395	260	3,690	9,672

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

A summary of TDRs and non-performing TDRs at June 30, 2012, and December 31, 2011, is stated below:

	June 30, 2012	December 31, 2011
	(Dollars in Thousands)
One-to-four family mortgages	$2,084	2,521
Home equity line of credit	$207	—
Junior lien	—	857
Multi-family	238	—
Construction	—	—
Land	7,175	941
Non-residential real estate	3,214	3,367
Farmland	956	—
Consumer loans	10	33
Commercial loans	381	125

Total TDR	$14,265	7,844

Less:
TDR in non-accrual status
One-to-four family mortgages	(1,578)	(1,410)
Home equity line of credit	—	—
Junior lien	—	(100)
Multi-family	—	—
Construction	—	—
Land	(2,325)	—
Non-residential real estate	(690)	(1)
Consumer loans	—	(1)
Commercial loans	—	(105)

Total performing TDR	$9,672	$6,227

Net Interest Income

For the three month period ended June 30, 2012, the Company’s net interest income was $6.7 million, compared to $7.0 million for the three month period ended June 30, 2011, and $6.9 million for the three month period ended March 31, 2012.

For the three month period ended June 30, 2012, the Company’s net interest margin was 2.87%, as compared to 3.06% for the three month period ended June 30, 2011, and 2.98% for the three month period ended March 31, 2012.

For the six month period ended June 30, 2012, the Company’s net interest income was $13.5 million, as compared to $13.8 million for the six month period ended June 30, 2011. For the six month period ended June 30, 2012, the Company’s net interest margin was 2.93%, as compared to 3.00% for the six month period ended June 30, 2011.

The decline in the Company’s net interest income and net interest margin is largely to result of declining average loan balances and an increasingly high level of cash flow from our investment portfolio, resulting in an increase in premium amortizations and the reinvestment of funds at less attractive yields. During the first of 2012, assets have declined and re-priced more quickly than deposits. In the second half of 2012, the Company will experience an increase in the amount of time deposits maturing at rates that are significantly higher than current market rates. Given the poor climate for reinvesting excess funds, management anticipates that our currently pricing strategy may result in further reductions in both time and brokered deposits. Management will fund the reduction in assets by selling investment securities.

Non-interest Income

Non-interest income for the three month period ended June 30, 2012, was $2.6 million, as compared to $2.1 million for the three month periods ended June 30, 2011, and $1.9 million for the three month period ended March 31, 2012, respectively.

Non-interest income for the six month periods ended June 30, 2012, and June 30, 2011, was $4.6 million and $4.5 million, respectively.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

The increase in non-interest income for the three month period ended June 30, 2012, as compared to the three month periods ended June 30, 2011, and March 31, 2012, was primarily the result of an increase in gains on the sale of securities. The Company recognized net gains on the sale of securities of $630,000, $329,000 and $44,000 for the three month periods ended June 30, 2012, June 30, 2011, and March 31, 2012, respectively. In the three month period ended June 30, 2012, the sale of securities and resulting gains were utilized to fund the reduction in higher costing time and brokered deposits.

For the three and six month periods ended June 30, 2012, the Company’s revenue related to the origination and sale of fixed rate mortgage loans was $263,000 and $466,000, respectively, as compared to $58,000 and $130,000 for the same periods in 2011. The Company has experienced an increase in the amount of refinancing activity on single family homes as long term interest rates have reached historic lows.

Non-interest Expense

Non-interest expenses were $7.4 million, $7.4 million and $7.1 million for the three month periods ended June 30, 2012, June 30, 2011, and March 31, 2012, respectively. For the six months ended June 30, 2012, and June 30, 2011, non-interest expenses were $14.5 million and $14.9 million, respectively.

On a linked quarter basis, professional services expenses increased by $110,000, deposit and examination fees increased by $130,000 and other operating expenses increased by $200,000. The increase in other operating expenses is the result of expenses related to the Company’s annual meeting and reporting requirements as well as increases in training expenses. No other operating expense item increased by more than $100,000 from March 31, 2012, to June 30, 2012.

For the three and six month periods ended June 30, 2012, and June 30, 2011, the decline in the Company’s losses on other real estate owned has largely been offset by increases in salaries and benefits and other operating expenses.

Balance Sheet

Total assets were $1.03 billion at June 30, 2012, a decrease of $14.7 million as compared to December 31, 2011. The decline in assets is largely the result of a $32.6 million reduction in time deposit balances. The reduction in time deposits included a $7.1 million decline in brokered deposits.

For the six month period ended June 30, 2012, gross loans declined by approximately $16.7 million, to $550.9 million as compared to $567.6 million at December 31, 2011. In the Company’s market area, desirable lending opportunities remained limited at this time, making meaningful loan growth challenging.

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiary, Fall & Fall Insurance of Fulton, Kentucky. The Company has two additional operating divisions including Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee offers long term fixed rate 1- 4 family mortgages loans that are sold into the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)

Assets
Cash and due from banks	$37,300	44,389
Interest-earning deposits in Federal Home Loan Bank	7,433	4,371

Cash and cash equivalents	44,733	48,760
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	391,782	383,782
Loans held for sale	130	—
Loans receivable, net of allowance for loan losses of $10,568 at June 30, 2012, and $11,262 at December 31, 2011	540,303	556,360
Accrued interest receivable	5,374	6,183
Real estate and other assets owned	1,348	2,267
Bank owned life insurance	9,293	9,135
Premises and equipment, net	22,935	23,431
Deferred tax assets	—	1,132
Intangible asset	389	519
Other assets	5,371	4,823

Total assets	$1,026,086	1,040,820

Liabilities and Stockholders’ Equity

Liabilities:
Deposits:
Non-interest-bearing accounts	$83,938	79,550
Interest-bearing accounts
NOW accounts	139,614	130,114
Savings and money market accounts	74,946	70,443
Other time deposits	487,411	519,988

Total deposits	785,909	800,095

Advances from Federal Home Loan Bank	64,484	63,319
Repurchase agreements	37,732	43,080
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	547	153
Dividends payable	179	176
Accrued expenses and other liabilities	5,539	5,204

Total liabilities	904,700	922,337

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)

Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; 18,400 shares issued and outstanding with a liquidation preference of $18,400,000 at June 30, 2012, and December 31, 2011	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,905,728 issued and 7,502,812 outstanding at June 30, 2012, and 7,895,336 issued and 7,492,420 outstanding at December 31, 2011 (a)	79	79
Common stock warrants (253,666 issued and outstanding) (a)	556	556
Additional paid-in-capital	76,077	75,967
Retained earnings-substantially restricted	40,662	39,591
Treasury stock (at cost, 402,916 shares at June 30, 2012, and December 31, 2011)	(5,076)	(5,076)
Accumulated other comprehensive income, net of taxes	9,088	7,366

Total stockholders’ equity	121,386	118,483

Total liabilities and stockholders’ equity	$1,026,086	1,040,820

(a)	Shares and warrants have been restated to reflect stock dividends distributed through October 18, 2011

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods Ended June 30,		For the Six Month Periods Ended June 30,
	2012	2011	2012	2011

Interest and dividend income:
Loans receivable	7,413	8,440	15,214	16,922
Investment in securities, taxable	2,434	2,732	4,809	5,422
Nontaxable securities available for sale	547	590	1,122	1,201
Interest-earning deposits	6	4	14	8

Total interest and dividend income	10,400	11,766	21,159	23,553

Interest expense:
Deposits	2,755	3,731	5,639	7,636
Advances from Federal Home Loan Bank	565	627	1,138	1,321
Repurchase agreements	237	225	485	430
Subordinated debentures	181	180	368	365

Total interest expense	3,738	4,763	7,630	9,752

Net interest income	6,662	7,003	13,529	13,801
Provision for loan losses	400	452	1,269	4,970

Net interest income after provision for loan losses	6,262	6,551	12,260	8,831

Non-interest income:
Service charges	973	952	1,911	1,808
Merchant card income	212	195	408	377
Mortgage origination revenue	263	58	466	130
Gain on sale of securities	630	329	674	1,050
Other than temporarily impairment on available for sale securities	—	—	—	(14)
Income from bank owned life insurance	79	76	158	165
Financial services commission	271	232	498	419
Other operating income	211	276	441	548

Total non-interest income	2,639	2,118	4,556	4,483

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods Ended June 30,		For the Six Month Periods Ended June 30,
	2012	2011	2012	2011

Non-interest expenses:
Salaries and benefits	3,561	3,352	7,068	6,678
Occupancy expense	884	797	1,739	1,585
Data processing expense	627	716	1,252	1,403
State deposit tax	162	157	324	325
Intangible amortization expense	65	81	130	162
Professional services expense	498	378	886	693
Deposit insurance and examination expense	549	567	853	1,159
Advertising expense	209	328	628	607
Postage and communications expense	157	133	298	281
Supplies expense	105	102	216	198
Loss on disposal of equipment	2	2	8	140
Loss on sale of real estate owned	72	563	219	1,072
Real estate owned expenses	25	127	71	200
Other operating expenses	523	133	846	382

Total non-interest expense	7,439	7,436	14,538	14,885

Income before income tax expense	1,462	1,233	2,278	(1,571)
Income tax expense	300	426	389	(534)

Net income	1,162	807	1,889	(1,037)

Less:
Dividend on preferred shares	231	229	460	456
Accretion dividend on preferred shares	28	28	56	55

Net income available to common shareholders	$903	$550	$1,373	($1,548)

Net income available to common shareholders
Per share, basic	$0.12	$0.07	$0.18	($0.21)

Per share, diluted	$0.12	$0.07	$0.18	($0.21)

Dividend per share	$0.02	$0.08	$0.04	$0.16

Weighted average shares outstanding - basic (a)	7,485,283	7,467,438	7,484,498	7,465,539

Weighted average shares outstanding - diluted (a)	7,485,283	7,467,438	7,484,498	7,465,539

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands

	For the Three Months Ended
	6/30/2012	3/31/2012	Change from Prior Quarter

Interest and dividend income:
Loans receivable	7,413	7,801	(388)
Investment in securities, taxable	2,434	2,375	59
Nontaxable securities available for sale	547	575	(28)
Interest-earning deposits	6	8	1

Total interest and dividend income	10,400	10,759	(356)

Interest expense:
Deposits	2,755	2,884	(129)
Advances from Federal Home Loan Bank	565	573	(8)
Repurchase agreements	237	248	(11)
Subordinated debentures	181	187	(6)

Total interest expense	3,738	3,892	(154)

Net interest income	6,662	6,867	(205)
Provision for loan losses	400	869	(469)

Net interest income after provision for loan losses	6,262	5,998	264

Non-interest income:
Service charges	973	938	35
Merchant card income	212	196	16
Mortgage origination revenue	263	203	60
Gain on sale of securities	630	44	586
Income from bank owned life insurance	79	79	0
Financial services commission	271	227	44
Other operating income	211	230	(19)

Total non-interest income	2,639	1,917	722

This information is preliminary and based on company data available at the time of the presentation

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	6/30/2012	3/31/2012	Change from Prior Quarter

Non-interest expenses:
Salaries and benefits	$3,561	3,507	54
Occupancy expense	884	855	29
Data processing expense	627	625	2
State deposit tax	162	162	0
Intangible amortization expense	65	65	—
Professional services expense	498	388	110
Deposit insurance and examination expense	549	419	130
Advertising expense	209	304	—
Postage and communications expense	157	141	16
Supplies expense	105	111	(6)
Loss on disposal of equipment	2	6	(6)
Loss on sale of real estate owned	72	147	(75)
Real estate owned expenses	25	46	(21)
Other operating expenses	523	323	200

Total non-interest expense	7,439	7,099	340

Income before income tax expense	1,462	816	646
Income tax expense	300	89	211

Net income	1,162	727	435

Less:
Dividend on preferred shares	231	229	2
Accretion dividend on preferred shares	28	28	—

Net income (loss) available (attributable) to common stockholders	$903	470	433

Net income (loss) available (attributable) to common stockholders
Per share, basic	$0.12	$0.06	0.06

Per share, diluted	$0.12	$0.06	0.06

Dividend per share	$0.02	$0.02

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the six month periods ended June 30, 2012, and June 30, 2011, by $533,000 and $560,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.80% for the six month period ended June 30, 2012, and 2.20% for the six month period ended June 30, 2011. The table adjusts tax-free loan income by $5,000 for six month period ended June 30, 2012, and $17,000 for the six month period ended June 30, 2011, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 6/30/2012	Income and Expense 6/30/2012	Average Rates 6/30/2012	Average Balance 6/30/2011	Income and Expense 6/30/2011	Average Rates 6/30/2011
	(Table Amounts in Thousands, Except Percentages)
Loans	$547,815	15,219	5.56%	$585,625	16,939	5.78%
Investments AFS taxable	329,809	4,809	2.92%	296,122	5,422	3.66%
Investment AFS tax free	66,852	1,655	4.95%	67,978	1,761	5.18%
Federal funds	14,762	14	0.19%	8,471	8	0.19%

Total interest earning assets	959,238	21,697	4.52%	958,196	24,130	5.04%

Other assets	89,115			118,070

Total assets	$1,048,353			$1,076,266

Retail time deposits	451,622	4,459	1.97%	472,620	5,703	2.41%
Brokered deposits	54,265	510	1.88%	87,992	971	2.21%
Saving & MMDA	73,453	66	0.18%	66,685	116	0.35%
Now accounts	147,336	604	0.82%	140,370	847	1.21%
FHLB borrowings	62,537	1,138	3.64%	73,564	1,321	3.59%
Repurchase agreements	41,915	485	2.31%	39,852	430	2.16%
Subordinated debentures	10,310	368	7.14%	10,310	365	7.08%

Total interest bearing liabilities	841,438	7,630	1.81%	891,393	9,753	2.19%

Non-interest bearing deposits	82,153			67,313
Other liabilities	5,212			5,196

Stockholders’ equity	119,550			112,364

Total liabilities and stockholders’ equity	$1,048,353			$1,076,266

Net change in interest earning assets and interest bearing liabilities		14,067	2.71%		14,377	2.85%

Net interest margin		2.93%			3.00%

This information is preliminary and based on company data available at the time of the presentation.

-MORE-

HFBC Reports Second Quarter Results

July 26, 2012

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended June 30, 2012, and June 30, 2011, by $260,000 and $275,000, respectively; for a tax equivalent rate using a cost of funds rate of 1.80% for the three month period ended June 30, 2012, and 2.20% for the three month period ended June 30, 2011. The table adjusts tax-free loan income by $3,000 for three month period ended June 30, 2012 and $9,000 for the three month period ended June 30, 2011, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 6/30/2012	Income and Expense 6/30/2012	Average Rates 6/30/2012	Average Balance 6/30/2011	Income and Expense 6/30/2011	Average Rates 6/30/2011
	(Table Amounts in Thousands, Except Percentages)
Loans	$544,056	7,416	5.45%	$578,815	8,449	5.84%
Investments AFS taxable	339,125	2,434	2.87%	299,228	2,732	3.65%
Investment AFS tax free	68,035	807	4.74%	68,580	865	5.05%
Federal funds	13,632	6	0.18%	7,062	4	0.23%

Total interest earning assets	964,848	10,663	4.42%	953,685	12,050	5.05%

Other assets	79,426			113,166

Total assets	$1,044,274			$1,066,851

Retail time deposits	445,784	2,186	1.96%	474,583	2,808	2.37%
Brokered deposits	51,185	226	1.77%	83,626	455	2.18%
Savings & MMDA	74,472	33	0.18%	67,906	60	0.35%
Now accounts	150,813	310	0.82%	135,890	410	1.21%
FHLB borrowings	62,105	565	3.64%	70,595	627	3.55%
Repurchase agreements	39,788	237	2.38%	39,082	225	2.30%
Subordinated debentures	10,310	181	7.02%	10,310	180	6.98%

Total interest bearing liabilities	834,457	3,738	1.79%	881,992	4,765	2.16%

Non-interest bearing deposits	83,803			67,906
Other liabilities	4,158			5,549

Stockholders’ equity	121,856			111,404

Total liabilities and stockholders’ equity	$1,044,274			$1,066,851

Net change in interest earning assets and interest bearing liabilities		6,925	2.63%		7,285	2.89%

Net yield on interest earning assets		2.87%			3.06%

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